UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 9, 2005

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-21639	23-2858652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 9, 2005, NCO Financial Systems, Inc., a wholly-owned subsidiary of NCO Group, Inc. (the “Company”), entered into an addendum, effective as of November 1, 2005, to the employment agreement, dated November 21, 2001, between the Company and Steven Leckerman. Mr. Leckerman is an executive officer of the Company who was a “named executive officer” (as defined in SEC Regulation S-K Item 402(a)(3)) in the proxy statement related to the 2005 annual meeting of shareholders and is expected to be a “named executive officer” in the proxy statement relating to the 2006 annual meeting of shareholders. The addendum amends Mr. Leckerman’s employment agreement to provide for the following: (i) a change in Mr. Leckerman’s title from Executive Vice President, Chief Operating Officer – Accounts Receivable Management, North America to Chief Operating Officer/Operations and Executive Vice President; (ii) a 14-month term ending on December 31, 2006, subject to any early termination provisions set forth in the agreement; (iii) an increase in base salary from $250,000 to $400,000 per year, with a minimum annual adjustment in accordance with the Consumer Price Index; and (iv) an increase in the bonus which Mr. Leckerman may receive, subject to approval by the Compensation Committee of the Company’s Board of Directors, from 75% of his base salary to 100%.

In addition, on November 9, 2005, Mr. Leckerman was granted 31,767 stock options and 17,354 restricted stock units (“RSUs”) under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”).

The stock options are exercisable at an option price of $17.85 per share, expire 10 years after the date of grant unless terminated earlier pursuant to the terms of the option and the 2004 Plan, and become exercisable in three, equal, annual installments beginning one year from the date of grant. The options will also become exercisable upon a change of control of the Company, as defined in the plan, or upon the death or disability of the grantee.

Each RSU represents the right to receive one share of the Company’s common stock and will expire 10 years after the date of grant, unless terminated sooner pursuant to the terms of the award. Each award will vest and the stock will be issued only upon the occurrence of any of the following prior to the expiration of the RSU: (i) the Company achieves certain average return on invested capital (“ROIC”) targets established by the Compensation Committee for any rolling three-year period, (ii) a change of control of the Company, as defined in the 2004 Plan, or (iii) the death or disability of the grantee. ROIC is defined as (i) income from continuing operations after adding back interest expense (net of taxes) divided by (ii) the sum of average long-term debt plus average minority interest plus average redeemable preferred stock plus average shareholders’ equity.

The RSU also provides that Mr. Leckerman may defer the receipt of the shares for tax purposes for a period of time (not to exceed 10 years) after vesting (other than vesting due to death, disability or a change of control in which events the stock is automatically issued).

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.

Not applicable.

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(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Addendum, effective as of November 1, 2005, to Employment Agreement, dated November 21, 2001, between the Company and Steven Leckerman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: November 14, 2005	By:	/s/ Steven L. Winokur
	Name:	Steven L. Winokur
	Title:	Executive Vice President, Chief Financial Officer, and Chief Operating Officer – Shared Services

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Exhibit Index

Exhibit No.	Description
10.1	Addendum, effective as of November 1, 2005, to Employment Agreement, dated November 21, 2001, between the Company and Steven Leckerman.

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